EXHIBIT 10.3
SECURITY AGREEMENT

This Security Agreement is executed as of January 28, 2014, by Debtor in favor of Secured Party.

As used in this Security Agreement, the following underlined terms shall have the respective meanings as indicated, unless the context otherwise requires:

Debtor:	SHARPS COMPLIANCE, INC. OF TEXAS, a Texas corporation

Debtor's Mailing Address:	9220 Kirby Drive, Suite 500, Houston, Texas 77054

Secured Party:	[REDACTED] state chartered bank

Secured Party's Mailing Address:	[REDACTED]

Note:

Date:	Of even date herewith
Amount:	$ 3,000,000.00
Borrower:	SHARPS COMPLIANCE, INC. OF TEXAS, a Texas corporation
Payee:	[REDACTED]
Final Maturity Date:	As specified in the Note

Location of Collateral:	(i)	9220 Kirby Drive, Suite 500, Houston, Texas 77054;
(ii)	2730 Reed Road, Houston, Texas 77051; and
(iii)	4900 St. Joe Blvd., College Park, Georgia 30337

ARTICLE I
SECURITY INTEREST

1.1       Collateral.  For value received, Debtor hereby grants to Secured Party a security interest in and agrees and acknowledges that Secured Party has and shall continue to have a security interest in the following described property:

A.            Accounts.  All of Debtor's Accounts (as such term is defined in the Code [as defined below]) now owned or existing, as well as any and all that may hereafter arise or be acquired by Debtor, and all the proceeds and products thereof, including without limitation, all notes, drafts, acceptances, instruments and chattel paper arising therefrom, and all returned or repossessed goods arising from or relating to any such accounts, or other proceeds of any sale or other disposition of inventory or other property of Debtor.

B.            Inventory.  All of Debtor's Inventory (as such term is defined in the Code), including all goods, merchandise, raw materials, goods in process, finished goods and other tangible personal property, wheresoever located, now owned or hereafter acquired and held for sale or lease or furnish Debtor's business and all additions and accessions thereto and contracts with respect thereto and all documents of title evidencing or representing any part thereof, and all products and proceeds thereof.

The term "Collateral" as used in this Security Agreement shall mean and include, and the security interest, pledge, and/or assignment as applicable granted herein, shall cover, all of the foregoing property, as well as (i) all of Debtor's corporate and other business books, reports, memoranda, customer lists, credit files, data compilations, and computer software, in any form, including, without limitation, whether on tape, disk, card, strip, cartridge, or any other form, pertaining to any and all of the foregoing property, and (ii) any accessions, additions and attachments thereto and the proceeds and products thereof, including without limitation, all cash, general intangibles, accounts, inventory, equipment, fixtures, farm products, notes, drafts, acceptances, securities, instruments, chattel paper, insurance proceeds payable because of loss or damage, or other property, benefits or rights arising therefrom, and in and to all returned or repossessed goods arising from or relating to any of the property described herein or other proceeds of any sale or other disposition of such property.

1.2          Limited License.  Without limiting the security interest granted hereby, Debtor hereby grants to Secured Party a limited license in Debtor's assignable trade names, trademarks, and service marks, together with Debtor's goodwill associated with such tradenames, trademarks, and service marks, for purposes of allowing Secured Party to use upon the occurrence of an Event of Default (as hereinafter defined) and the same in connection with any foreclosure sale or any other disposition pursuant to the Code or this Security Agreement.

ARTICLE II
OBLIGATIONS SECURED

2.1            Obligations.  The security interest granted hereby is to secure full, prompt and complete payment as and when the same becomes due and payable on the following (collectively, the "Obligations"):

A.            The Note, together with all modifications, renewals, rearrangements and extensions thereof.

B.            Performance of all obligations of Debtor under any instrument or agreement between Debtor and Secured Party, or among Debtor, Secured Party and any third party, pertaining to or securing the payment of the Note, including but not limited to the Letter Loan Agreement ("Loan Agreement") of even date herewith, by and between Debtor and Secured Party, together with all funds advanced by Secured Party to or for the benefit of Debtor as contemplated by any covenant or provision herein contained.

C.            All other indebtedness, of whatever kind or character, presently owing or which may hereafter become owing by Debtor and/or Borrower to Secured Party, whether such indebtedness is secured or unsecured, direct or indirect, fixed or contingent, primary or secondary, joint or several or both, and whether evidenced by promissory note, open account, overdraft, endorsement, security agreement, guaranty, or otherwise.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF DEBTOR

3.1          Ownership.  Except for the security interest granted hereby, Debtor warrants that Debtor is the owner of the Collateral free of any adverse claim, security interest or encumbrance.  Debtor agrees to defend the Collateral against all claims and demands of all persons at any time claiming the same or interest therein.

3.2           No Other Liens; Authority.  There is no lien, security interest or other encumbrance on the Collateral at the time of the execution of this Security Agreement, except as previously disclosed in writing to Secured Party.  Debtor owns the Collateral and has the full right and authority to transfer the full legal interest therein to Secured Party.

3.3          Debtor's Address.  Debtor's residence (or if Debtor is a partnership, limited liability company, or corporation, its principal place of business and executive offices) is Debtor's Mailing Address.

3.4          All Information Correct.  All information contained herein and the statements furnished to Secured Party by a party by or on behalf of Debtor in connection with Obligations secured by this Security Agreement are complete and accurate in all material respects.

ARTICLE IV
AFFIRMATIVE COVENANTS AND AGREEMENTS OF DEBTOR

4.1          Operation and Condition of Collateral.  Debtor agrees to maintain and use the Collateral solely in the conduct of its own business, in a careful and proper manner, and in conformity with all applicable permits and licenses.  Debtor shall maintain, service and repair the Collateral so as to keep it in good operating condition.  Debtor shall replace within a reasonable time all parts that may be worn out, lost, destroyed or otherwise rendered unfit for use, with the appropriate replacement parts.

4.2          Filing.  Debtor authorizes Secured Party to file, in jurisdictions where this authorization will be given effect, a Financing Statement covering the Collateral.   Debtor will pay the cost of filing the same in all public offices wherever filing or recording is deemed by Secured Party to be necessary or desirable.

4.3          Alienation.  Except as otherwise provided in this Security Agreement, Debtor will not sell or offer to sell or otherwise transfer or encumber the Collateral or any interest therein without the written consent of Secured Party.

4.4          No Removal.  Except as otherwise provided in this Security Agreement, Debtor shall not remove the Collateral from the Location(s) of Collateral stated above, without Secured Party's prior written consent.

4.5          Inspection.  Debtor shall at all reasonable times allow Secured Party by or through any of its officers, agents, attorneys or accountants, to examine the Collateral, wherever located, and to examine and make extracts from Debtor's books and records.

4.6          Insurance.  Debtor shall have and maintain insurance at all times with respect to all tangible Collateral insuring against risk of fire (including so‑called Extended Coverage), theft and other risk as Secured Party may require, containing such terms, in such form and amounts and written by such companies as may be satisfactory to Secured Party, all such insurance to contain loss payable clauses in favor of Secured Party as its interest may appear.  All policies of insurance shall provide for copies of such insurance policies or certificates of insurance 10 days written minimum cancellation notice to Secured Party and at the request of Secured Party shall be delivered to and held by it.  Secured Party is hereby authorized to act as attorney for Debtor in obtaining, adjusting, settling, and canceling such insurance and endorsing any drafts or instruments.  In the event of a loss covered by the policies of insurance, provided there exists no uncured Event of Default, the proceeds of the insurance policies will be applied first to the reimbursement of all costs and expenses incurred by Secured Party and Debtor in connection with such casualty and the balance, to the replacement or restoration of the Collateral. Debtor specifically authorizes Secured Party to disclose information from the policies of insurance to prospective insurers regarding the Collateral.

4.7          Other Liens.  Debtor will keep the Collateral free from any and all adverse liens, security interests and encumbrances.

4.8          Landlord's Waiver.  Debtor shall furnish to Secured Party, if requested, a landlord's waiver of all liens with respect to any Collateral covered by this Security Agreement that is or may be located upon leased premises, such landlord waiver is to be in such form and upon such terms as are acceptable to Secured Party.

4.9          Expenses.  Debtor will pay to Secured Party, on demand, all expenses and expenditures, including reasonable attorney's fees and legal expenses, reasonably and actually incurred or paid by Secured Party in exercising or protecting its interest, rights and remedies under this Security Agreement.  Debtor agrees to pay interest on such amounts at the maximum non‑usurious rate of interest permitted by Applicable Law (as defined below).

4.10       Payment of Taxes and Fees.  Debtor shall promptly pay when due (unless they are being contested in good faith) all taxes, assessments, costs, expenses and fees necessary to preserve, protect, maintain, and collect the Collateral; defend the Collateral against all claims and demands of all persons at any time claiming an interest therein adverse to Secured Party; and in the event of a failure to do so, Debtor agrees that Secured Party may make expenditures for any and all such purposes, and the reasonable amount so expended together with interest thereon at the maximum non-usurious rate allowed by law shall constitute one of Debtor's Obligations to Secured Party secured by this Security Agreement.

ARTICLE V
ADDITIONAL PROVISIONS REGARDING ACCOUNTS

5.1          Additional Warranties.  As of the time any Account becomes subject to the security interest (or pledge or assignment as applicable) granted hereby, Debtor shall be deemed further to have warranted as to each and all of such Accounts as follows:  1. each Account and all papers and documents relating thereto are genuine and in all respects what they purport to be; 2. each Account is valid and subsisting and arises out of a bona fide sale of goods sold and delivered to, or out of and for services theretofore actually rendered by Debtor to, the Account debtor named in the Account; 3. the amount of the Account represented as owing is the correct amount actually and unconditionally owing except for normal cash discounts and is not subject to any setoffs, credits, defenses, deductions or countercharges; and 4. Debtor is the owner thereof free and clear of any charges, liens, security interests, adverse claims and encumbrances of any and every nature whatsoever.

5.2          Collection of Accounts.  Secured Party shall have the right in its own name or in the name of Debtor, after an Event of Default and the expiration of any right to cure period, to require Debtor forthwith to transmit all proceeds of collection on all Accounts to Secured Party, to notify any and all Account debtors to make payments of the Accounts directly to Secured Party, to demand, collect, receive, receipt for, sue for, compound and give acquittal for, any and all amounts due or to become due on the Accounts and to endorse the name of Debtor on all commercial paper given in payment or part payment thereof, and in Secured Party's discretion to file any claim or take any other action or proceeding that Secured Party may deem necessary or appropriate to protect and preserve and realize upon the Accounts and related Collateral.  Unless and until Secured Party elects to collect Accounts, and the privilege of Debtor to collect Accounts is revoked by Secured Party in writing, Debtor shall continue to collect Accounts.  In order to assure collection of Accounts in which Secured Party has a security interest (or pledge or assignment of as applicable) hereunder, after an Event of Default and the expiration of any right to cure period, Secured Party may notify the post office authorities to change the address for delivery of mail addressed to Debtor to such address as Secured Party may designate, and to open and dispose of such mail and receive the collections of Accounts included herewith.  Secured Party shall have no duty or obligation whatsoever to collect any Account, or to take any other action to preserve or protect the Collateral; however, should Secured Party elect to collect any Account or take possession of any Collateral, Debtor releases Secured Party from any claim or claims for loss or damage arising from any act or omission therewith, unless caused by fraud, gross negligence, or willful act.

5.3          Identification and Assignment of Accounts.  Upon Secured Party's request, whether before or after an Event of Default, Debtor shall take such action and execute and deliver such documents as Secured Party may reasonably request in order to identify, confirm, mark, segregate and assign Accounts and to evidence Secured Party's interest in same.  Without limitation of the foregoing, Debtor, upon request, agrees to assign Accounts to Secured Party, identify and mark Accounts as being subject to the security interest (or pledge or assignment as applicable) granted hereby, mark Debtor's books and records to reflect such assignments, and forthwith to transmit to Secured Party in the form as received by Debtor any and all proceeds of collection of such Accounts.

5.4          Account Reports.  Debtor shall immediately notify Secured Party of the assertion by any Account debtor of any setoff, defense or claim regarding an Account or any other matter adversely affecting an Account.

5.5          Segregation of Returned Goods.  Returned or repossessed goods arising from or relating to any Accounts included within the Collateral shall, if requested by Secured Party, be held separate and apart from any other property.  Debtor shall as often as requested by Secured Party, but not less often than weekly even though no special request has been made, report to Secured Party the appropriate identifying information with respect to any such returned or repossessed goods relating to Accounts included in assignments or identifications made pursuant hereto.

ARTICLE VI
ADDITIONAL PROVISIONS REGARDING INVENTORY

6.1          Location of Inventory.  Debtor will promptly notify Secured Party in writing of any addition to, change in or discontinuance of its place(s) of business as shown in this Security Agreement, the places at which Inventory is located as shown herein, the location of its chief executive office and the location of the office where it keeps its records as set forth herein.  All Collateral will be at the Location(s) of Collateral, as modified by any written notice given pursuant hereto.

6.2          Use of Inventory.  Unless and until the privilege of Debtor to use Inventory in the ordinary course of Debtor's business is revoked by Secured Party after an Event of Default and the expiration of any applicable cure period, Debtor may use the Inventory in any manner not inconsistent with this Security Agreement, may sell that part of the Collateral consisting of Inventory provided that all such sales are in the ordinary course of business, and may use and consume any raw materials or supplies that are necessary in order to carry on Debtor's business.  A sale in the ordinary course of business does not include a transfer in partial or total satisfaction of a debt.

6.3          Accounts as Proceeds.  All Accounts that are proceeds of the Inventory included within the Collateral shall be subject to all of the terms and provisions hereof pertaining to Accounts.

6.4          Protection of Inventory.  Debtor shall take all action necessary to protect and preserve the Inventory.  Debtor shall immediately notify Secured Party of any matter adversely affecting the Inventory, including, without limitation, any event causing loss or depreciation in the value of the Inventory and the amount of such possible loss or depreciation.

ARTICLE VII
EVENTS OF DEFAULT AND REMEDIES

7.1          Event of Default.  Debtor shall be in default under this Security Agreement upon the happening of any of following events or conditions (an "Event of Default"):

A.            Default in the prompt payment when due, of the Obligations, or any part thereof.

B.            The failure to keep and perform (or failure to furnish evidence of the performance of) any of the covenants or agreements contained herein or in any other document evidencing or securing payment of, or otherwise relating to, the Obligations including, but not limited to any Event of Default specified in the Loan Agreement.

7.2          Remedies and Rights.  Upon the occurrence of any of the Events of Default and the expiration of any right to cure period provided in the Loan Agreement, Secured Party may take any 1 or more of the following actions:

A.           Any or all of the Obligations shall become immediately due and payable without presentment, demand, notice of intention to accelerate, notice of acceleration, notice of non‑payment, protest, notice of dishonor, or any other notice whatsoever to Debtor, all of which are hereby expressly waived by Debtor, or any other person obligated thereon, and Secured Party shall have and may exercise, with reference to the Collateral and Obligations, any and all of the rights and remedies of a secured party under the Code, and as otherwise granted herein or under any other Applicable Law or under any other agreement executed by Debtor (all of which rights and remedies shall be cumulative).

B.            With regard to that portion of the Collateral consisting of cash or cash equivalent items (i.e., checks or other items convertible at face) Secured Party may immediately apply them against the Obligations, and for this purpose, Debtor agrees that such items will be considered identical in character to cash proceeds.

C.            Secured Party will have the right immediately and without further action by it to set‑off against the Obligations all money owed by Secured Party in any capacity to Debtor, including any such sums owed under property that is included in the Collateral, such as certificates of deposit, or demand, savings or passbook accounts, whether or not due, and Secured Party will be deemed to have exercised such right of set off and to have made a charge against any such money at the time of any acceleration upon an Event of Default even though such charge is made or entered on Secured Party's books subsequent thereto.

D.           As regards to that portion of the Collateral other than cash or cash equivalent items, unless such portion is perishable or threatens to decline speedily in value or is of the type customarily sold in a recognized market, Secured Party shall have, without limitation, the right and power to sell, at public or private sale or sales, or otherwise dispose of or utilize the Collateral and any part or parts thereof in any manner authorized or permitted under this Security Agreement or under the Code and to apply the proceeds thereof toward payment of any costs, expenses, and legal expenses thereby incurred by Secured Party and toward payment of the Obligations, in such order or manner as Secured Party may elect.  To the extent permitted by law, Debtor expressly waives any notice of sale or other disposition of the Collateral and any other rights or remedies of Debtor or formalities prescribed by law relative to sale or disposition of the Collateral or exercise of any other right or remedy of Secured Party existing after an Event of Default hereunder; and, to the extent any such notice is required and cannot be waived, Debtor agrees that if such notice is given as provided below at least 20 days before the time of the sale or disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement for giving of notice.  Specifically, Debtor agrees that Secured Party shall have the right to sell the Collateral at public or private sale to the highest bidder for cash and Secured Party shall transfer to the Purchaser at such sale the Collateral, together with all liens, rights, titles, equities and interests in and to the Collateral and their recitals in such transfer shall be prima facie evidence of the truth of the matters therein stated and all prerequisites to such sale required hereunder and under the laws of this state shall be presumed to have been performed.  Secured Party shall have the right to purchase at any public sale or sales, being the highest bidder therefor, for credit against the Obligations.  In the event the Collateral is sold at a public sale pursuant to the provisions hereof, Debtor expressly agrees that the sale will be conclusively deemed to have been conducted in a "commercially reasonable manner", as that term is used in the Code.  All of the collections or proceeds from the sale or disposition of the Collateral will be applied by Secured Party, first to the payment of the reasonable and bona fide expenses of said sale or disposition, including reasonable attorney's fees, if any, and then to the due payment of the principal, interest and attorney's fees due and unpaid upon the Obligations, rendering the balance, if any, and surplus, if any, to the person or persons legally entitled thereto under the Code, but if there be any deficiency, Debtor shall remain liable therefor.

E.            Demand, sue for, collect or make any compromise or settlement Secured Party deems desirable with reference to the Collateral.  Secured Party shall not be obligated to take any steps necessary to preserve any rights in the Collateral against prior parties all which shall be the responsibility of Debtor.

ARTICLE VIII
MISCELLANEOUS

8.1          Waiver.  No delay or omission on the part of Secured Party in exercising any rights hereunder shall operate as a waiver of any such right or any other right.  A waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

8.2          Applicable Law.  The law of the State of Texas and the United States (the "Applicable Law") shall govern this Security Agreement and its construction and interpretation shall be enforceable in the county of the Location of Collateral.  As used herein, the term "Code" shall mean the Uniform Commercial Code of Texas in effect as of the date of execution hereof and any amendment to the Uniform Commercial Code of Texas to become effective after the date of execution hereof.

8.3          Interest Rate.  It is the intention of the parties hereto to comply with the Applicable Law.  Accordingly, it is agreed that notwithstanding any provisions to the contrary in the Note, any instrument evidencing the Obligations, or in any of the documents or instruments securing payment of the Obligations or otherwise relating thereto, in no event shall the Note or such documents require the payment or permit the collection of interest in excess of the maximum amount permitted by such Applicable Law.  If any such excess of interest is contracted for, charged or received, under the Note or any instrument evidencing the Obligations, under this Security Agreement or under the terms of any of the other documents securing payment of the Obligations or otherwise relating thereto, or if the maturity of any of the Obligations is accelerated in whole or in part, or if all or part of the principal or interest of the Obligations shall be prepaid, so that under any of such circumstances, the amount of interest contracted for, charged or received, under the Note or any instruments evidencing the Obligations, under this Security Agreement or under any of the instrument securing payment of the Obligations or otherwise relating thereto, on the amount of principal actually outstanding from time to time under the Note and other instruments evidencing the Obligations shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event (a) the provisions of this paragraph shall govern and control, (b) neither Debtor nor any other person or entity now or hereafter liable for the payment of the Note or any instrument evidencing the Obligations, shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable usury laws; (c) any such excess that may have been collected shall be either applied as a credit against the then unpaid principal amount of the Note or refunded to Debtor, at Secured Party's option and (d) the effective rate of interest shall be automatically reduced to the maximum non-usurious rate allowed under Applicable Law as now or hereafter construed by the courts having jurisdiction thereof.  It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under the Note, or any instrument evidencing the Obligations, under this Security Agreement or under such other documents that are made for the purpose of determining whether such rate exceeds the maximum non-usurious applicable rate, shall be made, to the extent permitted, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the loans evidenced by the Note or the instruments evidencing the Obligations, all interest at any time contracted for, charged or received from Debtor or otherwise by the holder or holders hereof in connection with such loans or Obligations.

8.4          Binding Effect.  All rights of Secured Party hereunder shall inure to the benefit of Secured Party's successors and assigns; and all Obligations of Debtor shall bind Debtor's heirs, executors, administrators, successors and/or assigns.  If this Security Agreement is executed by more than one Debtor, the Obligations of each party constituting Debtor, shall be joint and several.

8.5          Cumulative Rights.  The rights and remedies of Secured Party hereunder are cumulative, and the exercise of any one or more of the remedies provided herein shall not be construed as a waiver of any of the other remedies of Secured Party.

8.6          Notices.  Except as otherwise provided herein or required by applicable law, any notice or communication required or permitted hereunder to be given to either Debtor or Secured Party pursuant to the terms hereof shall be given in writing, sent by (i) personal delivery, or (ii) expedited delivery service with proof of delivery, or (iii) United States mail, postage prepaid, registered or certified mail, return receipt requested, or (iv) facsimile (provided that such facsimile is confirmed by expedited delivery service or by United States mail in the manner previously described), addressed to Debtor or Secured Party at the address as contained herein or to such other address as either party shall have designated by written notice, sent in accordance with this paragraph at least 30 days prior to the date of the giving of such notice.  Except as provided otherwise, any such notice or communication shall be deemed to have been given and received either at the time of personal delivery, or in the case of mail, as of the date 3 business days after deposit in an official depository of the United States mail, or in the case of either delivery service or facsimile, upon receipt.  To the extent actual receipt is required, rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was received shall be deemed to be receipt of the notice, demand, request or other communication sent.

8.7          Termination.  The security interest hereby granted and all the terms and provisions hereof shall be deemed a continuing security agreement and shall continue in full force and effect, and all the terms and provisions hereof shall remain effective until the repayment of all Obligations secured hereby and the specific release hereof by Secured Party.

8.8          Prior Agreements.  This Security Agreement and the security interest herein granted are in addition to, and not in substitution, novation or discharge of, any and all prior or contemporaneous security agreements and security interests in favor of Secured Party or assigned to Secured Party by others.  All rights, powers and remedies of Secured Party in all such security agreements are cumulative, but in the event of actual conflict in terms and conditions, the terms and conditions of the latest security agreement shall govern and control.

8.9          Invalidity.  Any provision found to be invalid under Applicable Law shall be invalid only with respect to the offending provision.

IN WITNESS WHEREOF, the undersigned has duly executed this Security Agreement as of the date of the acknowledgment(s) set forth below, to be effective for all purposes, however, as of the date first above written.

DEBTOR:

SHARPS COMPLIANCE, INC. OF TEXAS

By:
Diana Precht Diaz, VP/CFO

THE STATE OF TEXAS	'

'

COUNTY OF	'

This instrument was acknowledged before me on the ___ day of  _________________, 2014, by Diana Precht Diaz, VP/CFO, for and on behalf of SHARPS COMPLIANCE, INC. OF TEXAS, a Texas corporation, for and on behalf of such corporation.

NOTARY PUBLIC, STATE OF TEXAS